SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2004

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the appointment of Robert J. Whelan as Executive Vice President and Chief Financial Officer of Boston Private Financial Holdings, Inc. (the “Company”), the Company and Mr. Whelan entered into a Restricted Stock Award Agreement pursuant to which the Company awarded to Mr. Whalen, under its 2004 Stock option and Incentive Plan, 10,000 shares of restricted common stock of the Company. The shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by Mr. Whalen prior to their vesting on December 13, 2007 (the “Vesting Date”). If Mr. Whalen’s employment with the Company is terminated prior to the Vesting Date due to death or disability, all restrictions on the shares shall lapse and the shares shall automatically become fully vested. In the event that Mr. Whalen voluntarily resigns or is dismissed for cause before the Vesting Date, all unvested shares shall be forfeited. Additionally, in the event that certain specified changes in control of the Company occur before the Vesting Date, any restrictions and conditions on the shares shall be deemed waived and such shares shall automatically become fully vested.

The Restricted Stock Award Agreement relating to the shares of restricted common stock granted to Mr. Whelan are attached to this report as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 16, 2004, the Company announced that Robert J. Whelan had been appointed Executive Vice President and Chief Financial Officer. As a member of the Company’s executive management team, Mr. Whelan will be primarily responsible for overseeing the Company’s overall accounting policy formulation, financial reporting and capital structure. Previously, Walter M. Pressey held the title of Chief Financial Officer in addition to being President of the Company. Mr. Pressey will remain President of the Company.

Mr. Whelan previously served as Chief Financial Officer of MFS Invesment Management and over the last eight years has held various senior positions with the Company, including corporate controller, director of strategic planning and group vice president, business and technology planning. His experience includes directing several strategic planning and new business development initiatives for BankBoston’s consumer bank and serving as an engagement manager with Deloitte & Touche Consulting Group. He initiated his career with Bank of New England, N.A. where he served in the Bank’s treasury and capital markets division as an asset and liability management portfolio manager and in its finance/operations management development program. Mr. Whelan holds a Bachelor of Arts in Economics from Bowdoin College and a Masters in Business Administration from Harvard Business School. He is 43 years old.

There was no arrangement or understanding between Mr. Whelan and any other person pursuant to which Mr. Whelan was elected as an officer of the Company.

Please see the disclosure under item 1.01 above for material terms of Mr. Whelan’s Restricted Stock Award Agreement.

Item 9.01 Exhibits

(c)	Exhibits.

10.1	Restricted Stock Award Agreement by and between the Company and Robert J. Whelan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Walter M. Pressey
Name:	Walter M. Pressey
Title	President

Date: December 21, 2004